FIRST AMENDED AND RESTATED PROGRAM AGREEMENT
                  --------------------------------------------

     THIS FIRST AMENDED AND RESTATED PROGRAM AGREEMENT (Agreement), dated February 6, 2006, is between HARDING COMPANY (Harding) and PETROSEARCH ENERGY CORPORATION (Petrosearch).

     WHEREAS, Harding and Petrosearch previously entered into that certain Program Agreement dated as of January 24, 2006 (the "The Program Agreement"), And

     WHEREAS, Harding and Petrosearch desire to amend and restate the Program Agreement on the terms and conditions set forth herein; and

     WHEREAS, Harding entered into a Memorandum of Understanding Regarding Gas Evacuation from ExxonMobil and Harding Barnett Shale E&P Venture with ExxonMobil Gas & Power Marketing (Exxon G&P) on June 24, 2005 concerning the possible evacuation of natural gas through one or more pipelines owned by Exxon G&P in Dallas, Denton, Ellis, Johnson and Tarrant Counties (MOU); and

     WHEREAS, Harding entered into a Lease Acquisition and Exploration Agreement for Dallas, Denton, Ellis, Johnson, and Tarrant Counties, Texas with Exxon Mobil Corporation (Exxon) dated June 29, 2005 (E&P Agreement) providing for the acquisition and development of oil and gas leases (Leases) in the area shown on Exhibit A (Contract Area) and the terms not otherwise defined in this Agreement shall have the same meaning as set forth in the MOU and E&P Agreement; and

     WHEREAS, Petrosearch has agreed to participate with Harding in the acquisition and development of an undivided interest in the Leases in the Contract Area; and

     WHEREAS, Petrosearch has agreed to fund $28,000,000 in accordance with the terms of this Agreement to acquire working interests in Leases in the Contract Area and to pay its proportionate share, at its discretion and in accordance with the terms of this Agreement, to acquire an undivided working interest in Leases in the Contract Area and drill the lesser of a minimum of 15 wells or a sufficient number of wells to insure that the production volume from wells averages no less than 10 Million cubic feet of gas per day within ninety (90) days from the acceptance of the pipeline pursuant to agreements with Exxon and 30 million cubic feet of gas per day within one hundred and eighty (180) days from the acceptance of the pipeline pursuant to agreements with Exxon; and

     WHEREAS, Harding has agreed to offer terms to Petrosearch pursuant to this Agreement which will be no less favorable than those offered others investing in this project other than PostScriptum and its affiliates for the period of one hundred eighty days from the execution of this Agreement; and

     NOW, THEREFORE, in consideration of the above premises, the parties hereby agree as follows:

     1.     COMMITMENT  BY  PETROSEARCH/PROPORTIONATE  REDUCTION.   Harding  and
            ----------------------------------------------------
Petrosearch  agree  that Petrosearch shall have the right to invest TWENTY EIGHT


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MILLION  AND  NO/100  DOLLARS  ($28,000,000.00)  under  this  Program  Agreement
(Petrosearch Commitment). Said Petrosearch Commitment shall be funded by the "Initial Payment" described in 2. below and the balance will be paid upon the presentation of invoices by Harding in accordance to the terms of this Agreement. Should Petrosearch pay less than the total Petrosearch Commitment of $28,000,000.00 due to the inability of Petrosearch to consummate its investor/lender financing for the project to the full extent of the $28,000,000.00 sum, then the percentage leasehold ownership, revenue sharing and cost-bearing interests described in this Agreement shall each be proportionately reduced. Proportionate reduction shall NOT apply to a failure to fund the full $28,000,000.00 as a result of one of the following events: a) termination of the E&P Agreement by Exxon prior to expenditure of such sum; b) failure of Harding to expend the full sum (i.e^ aggregate invoices presented by Harding to Petrosearch do not equal such sum); or c) early termination of this Agreement by Petrosearch due to the occurrence of one of the events set forth in this Agreement entitling Petrosearch to terminate. All references in this Agreement to the "Petrosearch Commitment" shall refer to the actual funds invested by Petrosearch of up to $28,000,000.00. Should, except as provided above, Petrosearch not invest the total amount of the Petrosearch Commitment of $28,000,000.00 the parties shall promptly reconcile the financial accounting and the percentage ownership in the Leases and wells to reflect, proportionately, the amount actually invested. In the event Petrosearch funds less than $5,000,000.00, such investment will entitle Petrosearch to one percent (1%) per $2,400,000 invested and all interests will be adjusted accordingly. By example, should Petrosearch fund only $4,000,000.00 of the total Petrosearch Commitment, the Petrosearch ownership referred to elsewhere herein would change as follows:
34.432% would reduce to 4.919%, 24.938% would reduce to 3.563% and 14% would reduce to 1.667%.

     2.     CLOSING.  Upon  signing  this  Agreement,  Harding  shall  provide
            -------
Petrosearch with a Certificate from an officer of Harding certifying that none of the agreements with Exxon G&P and Exxon relating to the Project Area that have previously been provided Petrosearch have been amended. On or before February 6, 2006 (Closing), Petrosearch shall wire to Harding, as an initial commitment, TWO MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($2,800,000.00) (Initial Payment). Harding may apply the Initial Payment funds as set forth in 10. below. If, for any reason, Petrosearch fails to deliver the Initial Payment at Closing, then Harding may terminate this Agreement as its sole remedy and neither party shall have any further duty or obligation to the other.

     3.     PROGRAM  BUDGETING  AND  ADMINISTRATION.  Harding  shall  serve  as
            ---------------------------------------
operator of the Leases and shall budget the funds invested by Petrosearch and allocate the funds for both leasing activities and drilling operations in a manner which shall achieve sufficient drilled wells to meet all of the volumetric requirements set forth in the E&P Agreement. Harding shall provide Petrosearch with a copy of all such budgets initially and as may be amended from time to time, and shall grant Petrosearch reasonable access to all financial records pertaining to the Leases and activities in the Contract Area. Harding represents and warrants to Petrosearch that it shall notify Petrosearch in writing prior to entering into any agreement or amendment with Exxon G&P or Exxon after the date of execution of this Agreement and that Harding will not intentionally enter into any agreement or amendment which adversely affects Petrosearch as it pertains to this Agreement.

     4.     LEASE  ACQUISITION  ACTIVITIES.
            ------------------------------

            a.     Proportionate  Reduction.  All  leasehold  interests acquired
                   ------------------------
     pursuant to this Agreement shall be proportionately reduced to reflect the mineral interest covered by the particular Lease acquired.

            b.     Cost  Bearing  and Ownership Percentages. As Harding acquires
                   ----------------------------------------
     Leases pursuant to the terms of the E&P Agreement, Petrosearch shall be entitled to participate in such Lease acquisitions. Until the expenditure of the Petrosearch Commitment, Petrosearch shall pay thirty four and four hundred and thirty-two one thousandths percent (34.432%) of the acquisition costs of the Leases and shall be entitled to an undivided twenty four and nine hundred and thirty-eight one thousandths percent (24.938%) working interest in each Lease subject only to the burdens on said Leases created pursuant to the terms of this Agreement. The Leases shall not be subject to any burdens other than the landowner's royalties and those provided in the E&P Agreement. After the expenditure of the Petrosearch Commitment, Petrosearch's share of Lease acquisition costs shall be fourteen percent (14%). Upon achieving "Payout" (as hereinafter defined), Petrosearch shall own a fourteen percent (14%) working interest in all Leases and Harding shall own a ten and nine hundred and thirty-eight one thousandths (10.938%) working interest in all Leases as provided pursuant to the terms this Agreement.

            c.     Disposition  of  Leases  prior  to  Payout. In the event of a
                   ------------------------------------------
     disposition of any Lease prior to Payout, the parties shall share the proceeds of such disposition in the proportion which the purchase of such Lease was funded.

            d.     Leasing Procedures. The parties to this Agreement will follow
                   ------------------
     the same procedures set forth in Section 4.3 of the E&P Agreement with regard to the acquisition of said Leases. It is provided, however, that Petrosearch shall have only ten (10) working days from Petrosearch's receipt of the lease acquisition proposal to pay its share of the Lease
     Acquisition Costs for each Lease acquired pursuant to the terms of this Agreement rather than the time limit provided in the E&P Agreement. It is further provided that until the Petrosearch Commitment is expended, Petrosearch shall not have the option of electing not to participate in the acquisition of a Lease in the Contract Area prior to the expenditure of the Petrosearch Commitment unless i) Exxon elects not to participate in the acquisition of its proportionate share of the Lease in which case Petrosearch shall have the longer of three (3) days from the time of being notified of Exxon's election or the balance of the ten (10) day election period in order to decide whether or not to participate in the acquisition of the Lease or ii) either Exxon or Harding have elected to terminate the E&P Agreement. In any event, should Petrosearch elect not to participate in the acquisition of said Lease, the Lease shall thereafter be excluded from the terms of this Agreement. After the expenditure of the Petrosearch Commitment, should Harding elect to acquire a Lease in the Contract Area and Petrosearch elect not to participate in the acquisition of that Lease, such Lease shall thereafter be excluded from the terms of this Agreement. Leases acquired by Petrosearch shall be owned in the proportions set forth in 4(b) above.

            e. If Exxon elects to cancel the E&P Agreement before Petrosearch has expended its Petrosearch Commitment under the terms of this Agreement as provided below, Harding may elect to continue acquiring Leases pursuant to the terms of this Agreement, whereupon, Petrosearch, in its sole discretion, may elect to continue to fund said acquisition, or Harding may elect to cease acquiring Leases in the Contract Area. In the event Harding elects to continue to acquire Leases and Petrosearch continues to fund said acquisition, said Leases shall be acquired and owned in the same proportions set forth in 4(b) above.

     5.     OPERATING  AGREEMENT.
            --------------------

            a.     Use  of  Model  Form.  This Agreement will be governed by and
                   --------------------
     will include a standard form operating agreement pursuant to which Harding will be the Operator of the Leases subject to the terms of this Agreement and will carry out operations. The form of operating agreement shall be the same form of operating agreement which is attached as Exhibit C to the E&P Agreement (Operating Agreement). The parties will hold their interests pursuant to the terms of the Exxon G&P Agreement and the E&P Agreement and this Agreement and the operations will be conducted pursuant to the terms of said Operating Agreement.

            b.     Overhead  Rates. Overhead rates under the Operating Agreement
                   ---------------
     between Harding and Petrosearch will be as set out in the COPAS Accounting Procedure attached as Exhibit C to the Operating Agreement.

            c.     Non-consent  Stipulations.  Except  as set forth in 1. above,
                   -------------------------
     until Petrosearch has expended a sum equal to the Petrosearch Commitment pursuant to the terms of this Agreement, Petrosearch shall not have the right to non-consent to any operation or Lease acquisition conducted pursuant to the terms of the Operating Agreement. To the extent operations are conducted after the expenditure of the Petrosearch Commitment, and Petrosearch has the option of non-consenting to such operations, then the non-consent operations will be governed by the non-consent provisions of the Operating Agreement. It is provided, however, that should Petrosearch elect to not participate in the drilling of a well proposed pursuant to the terms of the Operating Agreement, (a Non- consent Well), Petrosearch shall be deemed non-consent for that well, its proration unit and all future leases and wells within one proration unit of such proration unit (Non-Consent Area) and shall relinquish all its title to such Leases within the Non-Consent Area to Harding (and Harding shall reimburse Petrosearch for its actual costs incurred in acquiring said Leases) and Petrosearch shall thereafter neither pay for nor own an interest in such Leases and wells in the

     Non-Consent Area and such Leases and wells shall be excluded from the terms of this Agreement. Nothing in this section, however, shall be interpreted so as to cause Petrosearch to lose its interest in Leases to the extent they are within a proration unit which contains a well which is within the Non-Consent Area which Petrosearch has already earned through drilling. In the event that Harding elects non-consent status as to the drilling of a well under the Operating Agreement, Harding shall be deemed to be non-consent for that well, its proration unit and all future leases and wells within one proration unit of such proration unit (Non-Consent Area) and shall relinquish all its title to such Leases to the extent they are within the Non-Consent Area to Petrosearch (and Petrosearch shall reimburse Harding for its actual costs incurred in acquiring said Leases) and thereafter Harding shall neither pay for nor own an interest in such Leases and wells in the Non-Consent Area, and such Leases and wells shall be excluded from the terms of this Agreement. Nothing in this section, however, shall be interpreted so as to cause Harding to lose its interest in Leases to the extent they are within a proration unit which contains a well which is within the Non-Consent Area which Harding has already earned through drilling.

     6.     DRILLING COSTS ALLOCATION. Petrosearch will pay 34.432% of the costs
            -------------------------
incurred in exploration, including, without limitation, geological and geophysical costs and the drilling, and if completed, the completion (or if plugged and abandoned, plugging and abandoning) of each well as well as the cost of preparing said gas and laying gathering lines and connecting said well to a transmission line from the Leases until such time as Petrosearch has expended amounts in the aggregate equal to its Petrosearch Commitment. After the expenditure of the Petrosearch Commitment, each party shall pay such costs, which will be billed in the proportions, Harding 20.432% and Petrosearch 14.0% subject to the non-consent provisions of the Operating Agreement and subject to proportionate reduction described in 1. above.

     7.     OPERATING  COSTS  ALLOCATION.  Petrosearch  will  pay  24.938%  of
            ----------------------------
operating costs until "Payout" as herein defined. After "Payout", the parties shall pay operating costs in the proportions: Harding 10.938% and Petrosearch 14.0% subject to the non-consent provisions of the Operating Agreement and this Agreement.

     8.     DEFINITION OF PAYOUT. For purposes of this Agreement, "Payout" shall
            --------------------
mean the first day of the calendar month following the day during which "Distributions" actually paid to Petrosearch equal the Petrosearch Commitment. For purposes of this provision, Distributions are defined as proceeds from the sale of assets and revenues paid to the working interest which are net of operating costs, production and ad valorem taxes, royalties and overriding royalties.

     9.     LEASEHOLD  REVENUE  INTEREST  ALLOCATIONS. Until Payout, Petrosearch
            -----------------------------------------
shall receive 24.938% of the net revenues from production attributable to all wells drilled pursuant to the terms of this Agreement. After Payout, net revenues from the 24.938% working interest shall be shared in the proportions Harding 10.938% and Petrosearch 14.0%, subject to proportionate reduction as outlined in 1. above.

     10.     INITIAL  PAYMENT  AND  APPLICATION  OF SAME. The $2,800,000 Initial
             -------------------------------------------
Payment shall be used to pay costs in the manner detailed on Exhibit C to the Operating Agreement. The payments will be for land costs and the costs of conducting and interpreting seismic and geological surveys incurred in acquiring leases and costs related to the drilling, completing and operation of one or more wells within the Contract Area as referenced in Section 5.1 of the E&P
Agreement  (and  as  described  on  Exhibit  C  of  the  E&P  Agreement).

     11.     PIPELINE  ACCESS RIGHTS. Harding shall make available and guarantee
             -----------------------
to Petrosearch that it shall enjoy the same right of access to the gas pipeline provided for under the terms of the MOU or any definitive agreement which supersedes the MOU. In the absense of such right, Petrosearch may terminate this Agreement and exercise the repurchase "put" option set forth in 13. below.

     12.     ASSIGNMENT  OF PROGRAM AGREEMENT RIGHTS. Except as set forth herein
             ---------------------------------------
below, this Agreement may be not be assigned in whole or in part by Petrosearch without the prior written consent of Harding, which consent will not be unreasonably withheld. To the extent of any assignment by Petrosearch is approved, the term "Petrosearch" shall refer to Petrosearch and any assignee. This Agreement may not be assigned by Harding without the prior written consent of Petrosearch, which consent will not be unreasonably withheld. To the extent that any assignment by Harding is approved, the term "Harding" shall refer to Harding and any assignee. No assignment will be effective until the assignee agrees in writing to the terms of this Agreement and assumes responsibility for the interest so assigned. Petrosearch is hereby authorized to make the following assignments without the consent of Harding: (i) assignments to persons or entities in which Petrosearch holds an ownership interest; (ii) assignments in connection with a merger, consolidation or combination involving the stock or assets of Petrosearch: (iii) assignments to Petrosearch's investors or lenders to secure financing, but in all such cases, prior to such assignment, such assignee agrees in writing to the terms of this Agreement and assumes the responsibility for such interest or (iv) and Petrosearch remains liable to fulfill all obligations under the terms of this Agreement.

     13.     ADDITIONAL  TERMINATION  RIGHTS  OF  PETROSEARCH/REPURCHASE OPTION.
             ------------------------------------------------------------------
Petrosearch is entering into this Agreement because of the expertise of Harding as an operator. If a change in control of Harding should occur, either by sale or operation of law, or if Harding ceases to be Operator under the Operating Agreement, Petrosearch shall have the right, at its sole option, to terminate this Agreement with respect to any future Leases to be acquired in the Contract Area, and Petrosearch may cause Harding to purchase its interest in both the Leases and wells. For Leases, the purchase price shall be reimbursement of all actual original costs of acquisition paid by Petrosearch. With respect to wells (in which event it shall be all wells) the purchase price shall be the original actual costs incurred by Petrosearch less revenues distributed to Petrosearch to that point in time. In order to be effective, a notice by Petrosearch to Harding to effect such a repurchase must be in writing and delivered to Harding within sixty (60) days of such event and such notice shall include a statement of the purchase price for the interests and shall designate a time, date, and place for the closing of the assignment and purchase of the interests that will be at least one hundred eighty (180) days from the date of the notice. At such closing, Harding shall deliver by wire transfer to a designated account, the purchase price (less any sums received by Petrosearch pursuant to the terms of this Agreement), and Petrosearch shall at the time of the exchange of such funds assign all its right, title and interest in and to said interests to Harding pursuant to an assignment containing a special warranty of title and free of all burdens except those in existence at the time Harding assigned such title to Petrosearch, and Harding shall assume future liability with respect to the interests. The parties agree that any dispute regarding the price shall be handled in accordance with 15.(d) below.

     14.     PREFERENTIAL  PURCHASE  RIGHTS  AND TAG  ALONG RIGHTS. In the event
             ------------------------------------------------------
that Harding proposes to sell its interest in the Leases subject to the terms of this Agreement to a third party, and ExxonMobil elects not to exercise its rights under the E&P Agreement, Petrosearch shall be notified in writing of the terms of the proposed sale and shall be entitled to match the terms of the offer and to purchase the interests of Harding as set forth in Section VIII.f. of the Operating Agreement, except that the time period for exercise shall be thirty
(30) days rather than the prescribed period in the Operating Agreement. Should Petrosearch decline such preferential purchase right and Harding fail to consummate the third party sale thereafter under the offered terms, then Petrosearch's preferential purchase rights under this Section shall continue and shall be applicable to future proposed sales by Harding, if any. The exercise of any preferential right by Petrosearch shall be prorata with all other parties entitled to participate in such right. Should Petrosearch decline to exercise its preferential purchase rights, then alternatively, Petrosearch shall have the option to proportionately participate with Harding and all other parties entitled to participate in the sale based upon the parties' relative ownership percentages.

     15.     ADMINISTRATIVE  PROVISIONS. The following administrative provisions
             --------------------------
shall  apply  to  this  Agreement:

             a.     Relationship  of the Parties. This Agreement is not intended
                    ----------------------------
     to create and will not be construed as creating any type of partnership, joint venture, association or other relationship where either party will become liable for the acts or obligations to the other party.

             b.     Notices.  Except  as otherwise specifically provided herein,
                    -------
     all notices to be given under this Agreement shall be delivered in accordance with the notice provisions of the Operating Agreement but the addresses of the parties to this Agreement shall be those provided herein.

             c.     Entire  Agreement. This Agreement including its Exhibits and
                    -----------------
     the relative portions of the Operating Agreement represent the final and entire agreement by and between the parties with respect to the subject matter herein contained and supersedes all prior discussions and prior agreements relating to such subject matter.

             d.     Dispute  Resolution.
                    -------------------

                    i. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICT OF LAWS RULES THAT WOULD DIRECT APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The venue for any such determination shall be Dallas County, Texas.

                    ii. Arbitration. Any and all claims, demands, causes of action, disputes, controversies and other matters in question arising out of or relating to this Agreement, including any question regarding its breach, existence, validity or termination, which the parties do not resolve amicably, shall be resolved by one arbitrator in accordance with the Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Dallas, Texas. The resulting arbitral award shall be final and binding, and judgment upon such award may be entered in any court having jurisdiction. A dispute shall be deemed to have arisen when either party notifies the other party in writing to that effect. The arbitrator, shall be a party knowledgeable of the relevant area of law, shall be total impartial and shall have no authority to award special, indirect, consequential, exemplary or punitive damages.

             e.     Severability.  If any provision of this Agreement is for any
                    ------------
     reason held to be in violation of any applicable law, governmental rule or regulation, or if the provision is held to be unenforceable, then such provision shall be deemed null and void. All other provisions of this Agreement shall remain in full force and effect.

             f.     Binding  Effect.  This  Agreement  shall be binding upon and
                    ---------------
     inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             g.     Modifications  and  Amendments.  This Agreement shall not be
                    ------------------------------
     modified or amended except by a written document executed by an authorized representative of both parties hereto.

             h.     News  Releases  and Public Announcement. Neither party shall
                    ---------------------------------------
     issue any news release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party, which approval shall not be unreasonably or untimely withheld; provided, however, that such prior approval shall not be required in the event that a party is compelled to issue a release or announcement by applicable securities laws or requirements of any Stock Exchange, but in such event the affected party shall use its reasonable efforts to give the other party at least forty-eight (48) hours advance notice of the content of such release.

             i.     Conflicts.    If  a  provision in the body of this Agreement
                    ---------
     is in conflict with a provision in an Exhibit hereto, the provision in the body of this Agreement shall prevail. Additionally, if there is any conflict between this Agreement and the Operating Agreement as it relates to the parties hereto, the provisions of this Agreement shall prevail.

             j.     No  Consequential  Damages.  NOTWITHSTANDING ANYTHING TO THE
                    --------------------------
     CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL ONE PARTY BE LIABLE TO THE OTHER PARTY FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES, EVEN IF CAUSED BY THE SOLE, JOINT, AND/OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF A PARTY.

             k.     No  Third-Party  Beneficiaries.  Nothing  in this Agreement,
                    ------------------------------
     expressed or implied, shall give or be construed to give any person, other than the parties and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect to this Agreement, except as specifically provided herein.

             1.     Interpretation.
                    --------------

                    i.     Headings.   The  topical  headings  used  in  this
          Agreement are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be found in any particular article.

                    ii. Singular and Plural. Reference to the singular includes a reference to the plural and vice versa.

                    iii. Gender. Reference to one gender includes a reference to the other.

                    iv. Paragraph or Exhibit. Unless otherwise provided, reference to any paragraph or an Exhibit means a paragraph or Exhibit of this Agreement.

                    v. Include. The meaning of the words "include" and "including" shall include "not limited to."

             m.     Counterpart Execution. This Agreement may be executed in two
                    ---------------------
     counterparts and each such counterpart shall be deemed an original agreement for all purposes; provided that neither party shall be bound to this Agreement unless and until both parties have executed a counterpart. If this document is transmitted by facsimile machine, it shall be treated for all purposes as an original document. The signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature and shall have the same binding legal effect as an original signature on an original document.

             n.     Waiver.  No  waiver by any party of any one or more defaults
                    ------
     by another party in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults by the same party whether of a like or of a different character. Except as expressly provided in this Agreement, no party shall be deemed to have waived, released or modified any of its right under this Agreement unless such party has expressly stated, in writing, that it does waive, release or modify such right.

             o.     Joint Preparation. Each provision of this Agreement shall be
                    -----------------
     construed as though all parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

             p.     Favored  Nations. It is provided that should Harding, within
                    ----------------
     one hundred eighty (180) days after the execution of this Agreement, enter into a comparable agreement with a third party (other than PostScriptum or its affiliates) which provides more favorable terms to such third party than provided in this Agreement, such terms shall be made available to Petrosearch to improve the terms of this Agreement.

     IN WITNESS WHEREOF, each party, through its duly authorized representative, has executed this Agreement, to become binding on the parties effective as of the date first above written.
                                             SIGNATURES APPEAR ON FOLLOWING PAGE

HARDING  COMPANY


BY:  /S/  R.  W.  HARDING
    -------------------------------
NAME:  R.  W.  HARDING
      -----------------------------
TITLE:  PRESIDENT  AND  CEO
       ----------------------------


PETROSEARCH  ENERGY  CORPORATION


BY:  /S/  N.  BENINGER
     ------------------------------
NAME:  N.  BENINGER
       ----------------------------
TITLE:  COO
       ----------------------------